Exhibit 99.1

                               Corporate Communications Contact:
                               Media Relations     (847) 700-5538

                               Investor Relations Contact:
                               Patricia Chaplinski (847) 700-7501

  UAL CORPORATION REPORTS STRONG SECOND-QUARTER RESULTS DESPITE
                     CHALLENGING CONDITIONS

  - Earnings per share on a fully distributed basis were $3.47, excluding two special charges.
  - Strong revenue growth for the quarter offset challenges stemming from higher fuel prices and an abnormally high rate of operational disruptions.
  - Third quarter 2000 earnings per share are expected to range between $2.60 and $3.20.

     CHICAGO, July 19, 2000 -- UAL Corporation (NYSE: UAL), the holding company whose primary subsidiary is United Airlines, reported second-quarter earnings today.
     In accordance with Generally Accepted Accounting Principles
(GAAP), second-quarter net earnings were $374 million ($3.19 per share) on operating earnings of $666 million, excluding two special charges described below. These results compare to second quarter 1999 net earnings of $244 million ($1.92 per share), excluding an extraordinary item associated with early debt retirement and an after-tax gain of $428 million associated with the sale of a portion of the company's stake in Galileo International. Second quarter 1999 operating earnings were $433 million.
     On a pro forma, fully distributed basis (see below for further explanation of the methodology), second quarter net earnings were $408 million ($3.47 per share) on second-quarter operating earnings of $721 million, all before the two special charges. This compares to second quarter 1999 net earnings of $349 million ($2.86 per share), excluding the extraordinary item and after-tax gain, and operating earnings of $615 million.
     The company recorded two special charges in the second quarter of 2000. One was a $23 million (net of tax) non-recurring charge associated with the planned replacement of the inflight video system on certain Boeing 777-222 aircraft. The other was a $15 million (net of tax) charge associated with the early retirement of seven leased B747-238 aircraft.

Chairman's Comments

     "We are pleased with our strong second-quarter results, which came despite several

                            - more -
                              - 2 -

challenges," said James E. Goodwin, UAL Corporation Chairman and Chief Executive Officer. "The quarter's performance reflects continued revenue strength, particularly in the United States, and also in our international regions. These favorable revenue results offset the effects of higher year-over-year fuel prices as well as operational disruptions we faced in the quarter. Out of concern for our customers, we have adjusted our schedule to reduce the inconvenience caused by the abnormally high rate of delays and cancellations due to unusually bad weather, air traffic control-related difficulties and the impact of crew issues. I want to thank our customers for their patience during this period, as well as our frontline employees for their effort and dedication in working to allay the effects of these disruptions on our customers."

Second-quarter Highlights

     Toward enhancing stockholder value, United continued to develop the core airline and build on the company's other strategic businesses during the quarter. Highlights include:

     US Airways Acquisition. UAL Corporation and US Airways Group, Inc. announced May 24 that their boards of directors have approved a definitive merger agreement pursuant to which US Airways will be acquired by United in an all-cash transaction valued at $4.3 billion. The combination of United and US Airways will deliver significant benefits to millions of passengers and hundreds of communities throughout the United States. The new network will make traveling more convenient for passengers, connecting US Airways' eastern U.S. markets with United's east-west and
     international markets.   The merger is conditioned upon,
     among other things, the approvals of US Airways stockholders, regulatory clearance and other customary closing conditions.

     UAL Common Stock Dividend. As part of the company's initiatives to return cash to stockholders UAL Corporation instituted a $0.3125 dividend on UAL common stock in the second quarter. A second dividend of $0.3125 has been declared and is payable on August 1 to stockholders of record July 14, 2000.

     E-Commerce. United continued expanding the company's Internet presence during the quarter. The introduction of two new features to united.com makes planning trips worldwide easier and faster: Customers can now print E-ticket receipts online and download flight schedules for use without Internet access. In addition, many of United's international customers now have new travel booking and purchase opportunities with the launch of online booking capabilities through 12 new country-specific versions of the united.com web site. Gross air bookings on united.com grew over 130 percent over the same period last year. Total United revenue generated over the Internet reached $204 million in the second quarter versus $80 million a year ago, representing more than a 150 percent increase.


                            - more -
                              - 3 -

     Mileage Plus(R). Revenue from third-party mileage sales reached $114 million during the second quarter, an increase of 17 percent over the same period last year. United formed a partnership during the quarter with Abercrombie & Kent, the renowned upscale tour operator, offering 5,000 Mileage Plus bonus miles on selected packages booked by the end of the year.

     More Space and Entertainment Options. Response from United's frequent fliers to the company's new Economy Plus product has been markedly favorable, as surveys of these premium customers show approval for Economy Plus' five inches of added legroom. During the quarter, United became the first major U.S. airline to offer customers free headsets for inflight feature viewing in all cabin classes on U.S. domestic flights offering video programming.

     Strategic Alliances. Singapore Airlines joined Star Alliance during the second quarter. With the addition of its 11th member, the Star Alliance network provides United customers with service to more than 810 destinations in 130 countries worldwide. In addition, Star Alliance members United and Air Canada launched the industry's first true interline electronic ticketing service in June. The service, an historic development in that it provides full functionality on two separate reservations systems, enables customers to use one electronic ticket to travel on the two airlines.

Third-quarter and Full-year Year-over-year Outlook

     Based on recent booking trends, the company expects continued strong revenue growth in the third quarter, although at levels slightly less than in the second quarter. Total unit revenue is expected to rise between 8 percent and 10 percent. Unit costs are expected to increase 15.1 percent, based on an average fuel price of 79 cents per gallon. Excluding fuel, unit costs are expected to rise 11.8 percent. The increase reflects lower-than-planned capacity levels as well as wage increases associated with the end of the ESOP (Employee Stock Ownership
Plan) allocation period. Based on the revenue and cost projections, the company expects third quarter earnings per share to range between $2.60 and $3.20.
     For the full year, the company now expects fully distributed earnings per share to range between $8.25 and $9.75, excluding special charges.

United's second-quarter conference call will be broadcast July 19 on united.com at 9:00 a.m. ET.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The information contained in the outlook section of this press release is forward looking and involves risks and uncertainties that could result in actual results differing materially from expected results. Forward- looking statements represent the company's expectations and beliefs concerning future events, based on information available to the company as of the date of this press release.

                            - more -
                              - 4 -

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Some factors that could significantly impact revenues, unit revenues, unit costs, earnings per share, fully distributed earnings per share, capacity and the results and benefits of the pending merger between United and US Airways include, without limitation, the airline pricing environment; industry capacity decisions;
competitors' route decisions; the inability to obtain regulatory approvals for the United and US Airways merger; the inability to successfully integrate the businesses of United and US Airways;
costs related to the United and US Airways merger; the inability to achieve cost cutting synergies resulting from the United and US Airways merger; labor integration issues; the success of the company's cost control efforts; the cost of crude oil and jet fuel; the success of fuel hedging strategies; the results of union contract negotiations and their impact on labor costs;
operational disruptions as a result of bad weather, air traffic control-related difficulties and the impact of labor issues; the growth of e-commerce and off-tariff distribution channels; the implementation of customer service improvement strategies;
actions of the U.S., foreign and local governments; foreign currency exchange rate fluctuations; the Pacific economic environment and travel patterns; the stability of the U.S.
economy; inflation; the economic environment of the airline industry and the economic environment in general.


n.b.:     While UAL Corporation reports its earnings under GAAP -
- Generally Accepted Accounting Principles -- a more complete understanding of UAL Corporation's performance may be gained by viewing the results on a pro forma, fully distributed basis.
This presentation considers all ESOP shares that will be issued to employees over the course of the ESOP period to be immediately outstanding, thus "fully distributed." Consistent with this presentation, the "ESOP compensation expense" -- which reflects the commitment of stock to employees -- is excluded from fully distributed expenses and ESOP convertible preferred stock dividends are not deducted from earnings attributable to common stockholders. As of April 2000, all ESOP preferred shares are considered earned and outstanding for diluted earnings per share under GAAP. Beginning with the third quarter 2000, fully distributed and GAAP quarterly earnings will be the same; however, year-to-date results will continue to be reported on a fully distributed basis in 2000 using the methodology described above.
                              -UAL-



    The web page address for UAL Corp. and United Airlines is

                           united.com






            UAL CORPORATION AND SUBSIDIARY COMPANIES
           EARNINGS AND EARNINGS PER SHARE (Unaudited)
           -------------------------------------------
                 (In Millions, Except Per Share)


                                  Three Months Ended

                         June 30, 2000           June 30, 1999
                         -------------           -------------
                         GAAP      "Fully           GAAP     "Fully
                         Basis    Distributed"(1)   Basis   Distributed"(1)

EARNINGS
Operating revenues        $5,109     $5,109           $4,541  $4,541

Operating expenses
(excluding special
charges
   and ESOP               (4,388)    (4,388)        (3,926) (3,926)
compensation expense)
ESOP compensation         (55)        N/A           (182)   N/A
expense
Special charges
                          (61)     (61)              -       -

Operating earnings         605      660            433      615
Gain on sale of              -        -            669      669
Galileo stock
Non-operating expense
                          (69)     (69)           (50)     (50)
Earnings before
income taxes,
  distributions on
preferred securities
  and extraordinary        536      591           1,052     1,234
item
Provision for income
taxes                      199      220            379      469

Earnings before
distributions on
preferred
  securities and           337      371            673      765
extraordinary item
Distributions on
preferred securities,      (1)      (1)            (1)      (1)
net
Extraordinary loss on
debt
  extinguishment, net
                             -        -            (3)      (3)
Net earnings               336      370            669      761
                          ====     ====           ====     ====

Preferred stock
dividends                  (3)      (3)           (32)      (2)
Earnings attributable
to common
   shareholders           $ 333     $ 367        $ 637     $ 759
                            ====     ====          ====     ====
SHARES
Average common shares
assumed
   outstanding            50.5     50.5           52.2     52.2
ESOP preferred shares
assumed
   outstanding            65.4     65.4           56.7     67.4
Other
                           0.9      0.9            1.4      1.5
Total shares assumed      116.8     116.8        110.3     121.1
outstanding                ====     ====           ====     ====

PER SHARE, DILUTED:
Earnings before
special charges, gain
on
  sale and                $3.19    $3.47          $1.92    $2.86
extraordinary item
Special charges, net      (0.33)     (0.33)

Gain on sale, net            -        -           3.88     3.43
Extraordinary item,
net                          -        -           (0.02)    (0.02)

Net earnings              $2.86    $3.14          $5.78    $6.27
                          ====     ====           ====     ====

__________
See accompanying notes.

(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore, the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders. In the third quarter 2000, Fully Distributed and GAAP earnings will be the same.



            UAL CORPORATION AND SUBSIDIARY COMPANIES
           EARNINGS AND EARNINGS PER SHARE (Unaudited)
                 (In Millions, Except Per Share)

                                   Six Months Ended
                                   ----------------
                         June 30, 2000           June 30, 1999
                         -------------           -------------
                         GAAP   "Fully           GAAP     "Fully
                         Basis  Distributed"(1)  Basis   Distributed"(1)

EARNINGS
Operating revenues       $9,654    $9,654         $8,702   $8,702

                             4        4              2        2
Operating expenses
(excluding special
charges
   and ESOP               (8,547)   (8,547)       (7,759)   (7,759)
compensation expense)
ESOP compensation         (147)      N/A           (364)      N/A
expense
Special charges
                          (102)     (102)              -        -


Operating earnings         858     1,00            579      943
                                      5
Gain on sale of              -        -            669      669
Galileo stock
Non-operating expense
                          (144)     (144)           (72)     (72)


Earnings before income
taxes, distributions
   on preferred
securities,
extraordinary
   item and                714      861           1,176     1,540
cumulative effect
Provision for income
taxes                      265      323            423      585

Earnings before
distributions on
preferred
   securities and          449      538            753      955
extraordinary item
Distributions on           (3)      (3)            (3)      (3)
preferred securities,
net
Extraordinary loss on
debt
   extinguishment,           -         -            (3)      (3)
net
Cumulative effect of
accounting change, net     (209)     (209)              -        -

Net earnings               237      326            747      949
                          ====     ====           ====     ====

Preferred stock
dividends                 (41)      (5)           (63)      (5)
Earnings attributable
to common
   shareholders          $ 196    $ 321         $ 684    $ 944
                          ====     ====           ====     ====
SHARES
Average common shares
assumed
   outstanding            50.5     50.5           51.8     51.8
ESOP preferred shares
assumed
   outstanding            65.0     65.8           55.4     67.7
Other
                           0.9      0.9            1.4      1.4
Total shares assumed      116.4     117.2         108.6     120.9
outstanding               ====     ====           ====     ====

PER SHARE, DILUTED:
Earnings before special
charges, cumulative
effect,
  gain on sale and
extraordinary item       $ 4.04   $ 5.08          $ 2.38    $ 4.40
Special charges, net      (0.56)   (0.55)              -        -

Cumulative effect of
accounting
  change, net            (1.80)     (1.79)              -        -

Gain on sale, net            -        -           3.95     3.43
Extraordinary item,
net                          -        -          (0.03)     (0.02)

Net earnings
                         $ 1.68   $ 2.74         $ 6.30   $ 7.81
                          ====     ====           ====     ====

__________
See accompanying notes.

(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore, the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders. In the third quarter 2000, Fully Distributed and GAAP earnings will be the same.


            UAL CORPORATION AND SUBSIDIARY COMPANIES
        STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
                 (In Millions, Except Per Share)

(In accordance with GAAP)                   Three Months
                                            Ended June 30

                                       2000    1999  % Change
Operating revenues:
  Passenger                           $4,567 $3,989  +14.5
  Cargo                                  233    227
                                                      +2.6
  Other operating revenues               309          -4.9
                                                325
                                       5,109  4,541  +12.5
Operating expenses:
  Salaries and related costs           1,589  1,420  +11.9
  ESOP compensation expense               55    182  -69.8
  Aircraft fuel                          589    420  +40.2
  Commissions                            252    291  -13.4
  Purchased services                     429    379  +13.2
  Aircraft rent                          223    219   +1.8
  Landing fees and other rent            247    244   +1.2
  Depreciation and amortization          247    213  +16.0
  Special charges                         61      -      -
  Aircraft maintenance                   163    176   -7.4
  Other operating expenses               649         +15.1
                                                564
                                       4,504  4,108   +9.6

Earnings from operations                 605         +39.7
                                                433

Other income (expense):
  Interest expense                      (94)    (91)  +3.3
  Interest capitalized                    20     17  +17.6
  Interest income                         20     12  +66.7
  Equity (loss) in earnings of           (1)     15      -
affiliates
  Gain on sale of Galileo stock            -    669      -
  Miscellaneous, net                    (14)             -
                                                 (3)
                                        (69)
                                                619
Earnings before income taxes,
distributions on
  preferred securities and               536
extraordinary item                            1,052
Provision for income taxes               199    379
Earnings before distributions on
preferred
  securities and extraordinary           337    673
item
Distributions on preferred               (1)
securities, net of tax                           (1)
Earnings before extraordinary            336    672
item
Extraordinary loss on early
extinguishment
  of debt, net of tax                      -
                                                 (3)
Net earnings                         $   336      $
                                                669
                                        ====   ====

Per share, basic:
  Earnings before extraordinary      $  6.61      $
item                                          12.26
  Extraordinary loss on debt, net
of tax                                     -  (0.05)
  Net earnings                       $  6.61 $12.21
                                       =====  =====
Per share, diluted:
  Earnings before extraordinary      $  2.86      $
item                                           5.80
  Extraordinary loss on debt, net
of tax                                     -  (0.02)
  Net earnings                       $  2.86      $
                                               5.78
                                       =====  =====
____________________
See accompanying notes.
            UAL CORPORATION AND SUBSIDIARY COMPANIES
        STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
                 (In Millions, Except Per Share)

(In accordance with GAAP)                    Six Months
                                            Ended June 30

                                       2000   1999  % Change
  Operating revenues:
  Passenger                           $8,535 $7,669  +11.3
  Cargo                                  450    435
                                                      +3.4
  Other operating revenues               669         +11.9
                                                598
                                       9,654  8,702  +10.9
Operating expenses:
  Salaries and related costs           3,013  2,829   +6.5
  ESOP compensation expense              147    364  -59.6
  Aircraft fuel                        1,128    815  +38.4
  Commissions                            501    574  -12.7
  Purchased services                     832    759   +9.6
  Aircraft rent                          444    438   +1.4
  Landing fees and other rent            475    467   +1.7
  Depreciation and amortization          478    424  +12.7
  Special charges                        102      -      -
  Aircraft maintenance                   352    354   -0.6
  Other operating expenses             1,324  1,099  +20.5
                                       8,796  8,123   +8.3

Earnings from operations                 858         +48.2
                                                579

Other income (expense):
  Interest expense                     (192)   (184)  +4.3
  Interest capitalized                    40     36  +11.1
  Interest income                         36     23  +56.5
  Equity in earnings of                  (2)     39      -
affiliates
  Gain on sale of Galileo stock            -    669      -
  Miscellaneous, net                                     -
                                        (26)     14
                                       (144)
                                                597
Earnings before income taxes,
distributions on preferred
  securities, extraordinary item         714
and cumulative effect                         1,176
Provision for income taxes               265
                                                423
Earnings before distributions on
preferred securities,
  extraordinary item and                 449    753
cumulative effect
Distributions on preferred
securities, net of tax                   (3)     (3)
Earnings before extraordinary            446    750
item and cumulative effect
Extraordinary loss on early
extinguishment
  of debt, net of tax                      -     (3)
Cumulative effect of accounting        (209)
change, net of tax                                -
Net earnings                         $   237  $  747
                                         =====  =====

Per share, basic:
  Earnings before extraordinary      $  8.02  $  13.27
item and cumulative effect
  Extraordinary loss on debt, net          -     (0.05)
of tax
  Cumulative effect of accounting     (4.14)
change, net of tax                                -
  Net earnings                       $  3.88  $  13.22

                                       =====  =====
Per share, diluted:
  Earnings before extraordinary      $  3.48   $ 6.33
item and cumulative effect
  Extraordinary loss on debt, net          -    (0.03)
of tax
  Cumulative effect of accounting     (1.80)
change, net of tax                                -
  Net earnings                       $  1.68     $ 6.30

                                       =====  =====
See accompanying notes.
Consolidated Notes

(1) UAL Corporation is a holding company whose principal subsidiary is United Air Lines, Inc.

(2) "ESOP compensation expense" represents the estimated average fair value of ESOP convertible preferred stock committed to be released to employees for the period, net of amounts used to satisfy dividend requirements for previously allocated ESOP convertible preferred shares, under Employee Stock Ownership Plans. The fair value of ESOP convertible preferred stock is estimated based on the market value of UAL's common stock. The average market price of UAL's common stock was $58 per share during the second quarter of 2000 versus $74 per share during the 1999 second quarter.
    The average price during the six-month period ending
    June 30, 2000, was $57 per share versus $69 per share for the same six-month period in 1999. The final ESOP compensation expense was recorded in April 2000 as the ESOP expired on April 12, 2000.

(3) Per share amounts were calculated after providing for dividends on preferred stock, including ESOP convertible preferred stock, of $3 million in the 2000 second quarter, $32 million in the 1999 second quarter, $41 million in the 2000 six-month period ending June 30 and $63 million in the 1999 six-month period ending June
   30. Basic per share amounts were based on weighted average common shares outstanding. Diluted per share amounts include potential common shares including ESOP shares committed to be released. Average shares used in the computations were as follows:

                                     2000       1999
                                      (In Millions)
    Second quarter:
        Basic                        50.5      52.2
        Diluted                     116.8      110.3

    Six-month period:
        Basic                        50.5       51.8
        Diluted                     116.4      108.6

(4)    "Miscellaneous, net" consisted of the following:

                                Second       Six-month
                                Quarter       Period
                              2000   1999   2000   1999
    Currency option foreign
    exchange
       gains (losses)             $     $       $      $
                                (3)     2    (10)     16
    Other foreign exchange             (3)     1       4
    gains (losses)              (4)
    Other
                                (7)    (2)   (17)    (6)
                                  $
                               (14)      $      $      $
                                       (3)   (26)     14
                               ====   ====   ====    ===


 (5) During the first quarter of 2000, UAL changed its method of accounting for the sale of mileage to participating partners in the Mileage Plus program, in accordance with Staff Accounting Bulletin No. 101,
   "Revenue Recognition in Financial Statements." Under the new accounting method, a portion of the revenue from the sale of mileage is deferred and recognized when the transportation is provided. Accordingly, UAL has recorded a charge of $209 million, net of tax, for the cumulative effect of a change in accounting principle to reflect application of the accounting method to prior years. This change resulted in a reduction to revenues of approximately $x million in the first six months of 2000 and would have impacted the first six months of 1999 revenues by approximately
   $x million. UAL anticipates full-year 2000 revenues to be reduced by approximately $32 million as compared to results anticipated under the previous accounting method.

(6) Also during the first quarter, UAL recorded a special charge of $26 million, net of tax, associated with the write-down and losses related to subleases on non-operating British Aerospace Advanced Turbo-
   Prop aircraft previously used in the United Express operation.

(7) During the second quarter, UAL recorded a special charge of $15 million, net of tax, for seven leased
   B747-238B aircraft that will continue to be leased but will no longer be used for operating purposes beginning in October 2000. In addition, United recorded a special charge of $23 million, net of tax, for the retirement of the inflight video system on certain B777-222 aircraft, which is being replaced by an enhanced and more reliable inflight video system.

(8) In June 1999, United sold 17.5 million shares of common stock in Galileo International, Inc. ("Galileo") in a secondary offering by Galileo for $766 million.
   This transaction resulted in a pre-tax gain of approximately $669 million.


         UNITED AIR LINES, INC AND SUBSIDIARY COMPANIES


                                            Three Months
                                            Ended June 30

                                        2000    1999  % Change
FINANCIAL SUMMARY (UNAUDITED)
     (in millions)

Operating revenues                     $5,098 $4,530  +12.5
Operating expenses (excluding ESOP
   compensation expense)                4,446  3,924  +13.3
ESOP compensation expense                        182  -69.8
                                           55
                                        4,501  4,106   +9.6

Earnings from operations (in           $  597 $  424  +40.8
accordance with GAAP)
                                         ====   ====


OPERATING STATISTICS

Revenue passengers (in thousands)      22,412 21,744   +3.1

Revenue passenger miles (in            33,328 31,193   +6.8
millions)

Available seat miles (in millions)     44,073 44,475   -0.9

Passenger load factor (percent)          75.6   70.1   +5.5


Breakeven passenger load factor
excluding
    ESOP charges (percent)               64.7   59.4   +5.3


Passenger revenue per passenger mile    13.62  12.69   +7.3
(cents)

Operating revenue per available
   seat mile (cents)                    11.57  10.19  +13.5

Operating expenses excluding ESOP
   charges per available seat mile      10.09   8.82  +14.4
(cents)

Average price per gallon of jet fuel     75.0   54.5  +37.6
(cents)

Number of aircraft in operating
fleet
   at end of period                       602    593

Average full-time equivalent             98.3   94.5   +4.0
employees (thousands)


   Note: Revenue and expenses associated with United's dedicated freighter operations are included in the calculations of unit revenue and unit cost. However, dedicated freighter operations do not increase available seat miles, which is used as the denominator in the calculation of unit revenue and unit cost. The inclusion of these revenues and expenses do not have a material effect on unit revenue and unit cost.




         UNITED AIR LINES, INC AND SUBSIDIARY COMPANIES

                                             Six Months
                                            Ended June 30

                                         2000  1999  % Change
FINANCIAL SUMMARY (UNAUDITED)
     (in millions)

Operating revenues                     $9,631 $8,680  +11.0
Operating expenses (excluding ESOP
   compensation expense)                8,605  7,751  +11.0
ESOP compensation expense                             -59.6
                                          147    364
                                        8,752  8,115   +7.8

Earnings from operations (in           $  879 $  565  +55.6
accordance with GAAP)
                                         ====   ====


OPERATING STATISTICS

Revenue passengers (in thousands)      42,554 41,856   +1.7

Revenue passenger miles (in            62,342 60,336   +3.3
millions)

Available seat miles (in millions)     86,597 86,726   -0.1

Passenger load factor (percent)          72.0   69.6   +2.4


Breakeven passenger load factor
excluding
    ESOP charges (percent)               63.3   61.1   +2.2


Passenger revenue per passenger mile    13.60  12.61   +7.9
(cents)

Operating revenue per available
   seat mile (cents)                    11.12  10.01  +11.1

Operating expenses excluding ESOP
   charges per available seat mile       9.94   8.94  +11.2
(cents)

Average price per gallon of jet fuel     74.1   59.4  +24.7
(cents)

Number of aircraft in operating
fleet
   at end of period                       602    593

Average full-time equivalent             97.2   94.3   +3.1
employees (thousands)


Note: Revenue and expenses associated with United's dedicated freighter operations are included in the calculations of unit revenue and unit cost. However, dedicated freighter operations do not increase available seat miles, which is used as the denominator in the calculation of unit revenue and unit cost. The inclusion of these revenues and expenses do not have a material effect on unit revenue and unit cost.